Exhibit 10.2
                      INVESTMENT MANAGEMENT TRUST AGREEMENT

                  This Agreement is made as of ____________, 2006 by and between HARBOR BUSINESS ACQUISITION CORP. (the "COMPANY") and CONTINENTAL STOCK TRANSFER & TRUST COMPANY (the "TRUSTEE").

                  WHEREAS, the Company's Registration Statement on Form S-1, File No. 333-____________ (the "REGISTRATION STATEMENT"), for its initial public offering of securities (the "IPO") has been declared effective as of the date hereof by the Securities and Exchange Commission (the "EFFECTIVE DATE"); and

                  WHEREAS, the Company has agreed to issue securities in a private placement immediately prior to the IPO (the "PLACEMENT"); and

                  WHEREAS, H.C. Wainwright & Co., Inc. ("H.C. WAINWRIGHT") is acting as the representative of the underwriters (the "UNDERWRITERS") in the IPO and as placement agent for the Placement; and

                  WHEREAS, as described in the Company's Registration Statement, and in accordance with the Company's Amended and Restated Certificate of Incorporation, (i) $22,302,500 of the net proceeds of the IPO ($25,790,000 if the Underwriters' over-allotment option is exercised in full), (ii) in accordance with the Placement Unit Agreement, dated as of August ___, 2006, among the Company, H.C. Wainwright and certain purchasers, $900,000 of the gross proceeds of the Placement, (iii) an aggregate of $800,000 ($920,000 if the over-allotment option is exercised in full) of convertible loans, and (iv) in accordance with the Underwriting Agreement, dated as of ______________, 2006, between the Company and H.C. Wainwright, as representative of the Underwriters, an additional $500,000 ($575,000 if the Underwriters' over-allotment option is exercised in full), representing a deferred underwriting fee ("CONTINGENT DISCOUNT") of 2% of the gross proceeds of the IPO, will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company, the public holders of the Common Stock, par value $0.001 per share, of the Company ("COMMON STOCK") included in the units of the Company's securities issued in the IPO (the "UNITS") and H.C. Wainwright and, in the event the Units are registered in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised Statutes, a copy of which statute is attached hereto and made a part hereof. The amount to be delivered to the Trustee will be referred to herein as the "PROPERTY," the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the "PUBLIC STOCKHOLDERS," and the Public Stockholders, the Company and H.C. Wainwright will be referred to together as the "BENEFICIARIES"); and

                  WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

                  (a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, including the terms of Section 11-51-302(6) of the Colorado Revised Statutes with respect to Public Stockholders resident in Colorado, in a segregated trust account ("TRUST ACCOUNT") established by the Trustee at a branch of Citigroup Global Markets, Inc. selected by the Trustee;

                  (b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

                  (c) In a timely manner, upon the instruction of the Company, to invest and reinvest the Property in "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund selected by the Company and meeting the conditions of paragraphs (c)(2),
(c)(3) and (c)(4) under Rule 2a-7 promulgated under the Investment Company Act of 1940;

                  (d) Collect and receive, when due, all principal and income arising from the Property, which shall become part of the "PROPERTY," as such term is used herein;

                  (e) Promptly notify the Company and H.C. Wainwright of all communications received by it with respect to any Property requiring action by the Company;

                  (f) Supply any necessary information or documents as may be requested by the Company in connection with the Company's preparation of the tax returns for the Trust Account;

                  (g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

                  (h) Render to the Company and to H.C. Wainwright, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account; and

                  (i) Commence liquidation of the Trust Account upon receipt of the Officers' Certificate of the Company signed by the Chief Executive Officer or President and Secretary in accordance with the terms of a letter ("TERMINATION LETTER"), in a form substantially similar to that attached hereto as Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer or President and Secretary and affirmed by its entire Board of Directors, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by the 24-month anniversary of the effective date of the Registration Statement ("LAST DATE"), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the stockholders of record on the Last Date. In all cases, the Trustee shall provide H.C. Wainwright with a copy of any Termination Letters, Officers' Certificates and/or any other correspondence that it receives with respect to any proposed withdrawal from the Trust Account promptly after it receives same. The provisions of this Section 1(i) may not be modified, amended or deleted under any circumstances.

         2. Limited Distributions of Income.

                  (a) On each of ______, _________, __________, _______,
___________, ___________, ___________, and ___________ (if such date is not a business day, then the first business day following such date) [the first four full fiscal quarters after consummation of the IPO], the Trustee shall distribute to the Company $300,000 (or $345,000 if the over-allotment option is exercised in full), or such lesser amount as is necessary to maintain the Trust Account at an amount equal to $5.88 per unit sold in the IPO up to an aggregate amount of $2,400,000 (or $2,760,000 if the over-allotment option is exercised in full), to cover expenses related to investigating and selecting a target business, income or other taxes owed on the Trust Account or otherwise and other working capital requirements, including repayment of the $800,000 ($920,000 if the over-allotment is exercised in full) convertible loans, plus interest at 4% per annum, to Harbor Healthcare Holding LLC and Moreco Partners LLC; provided, however, that (i) such distributions shall be made solely out of the interest earned on the Property; (ii) at no time will the Trust Account contain an amount less than $5.88 per unit sold in the IPO and (iii) no distribution from the Trust Account shall be made if such distribution would cause the Trust Account to fall below such amount. Additionally, the first $700,000 distributed to the Company may not be used to repay the convertible loans.

                  (b) Except as provided in Section 2(a) above, no other distributions from the Trust Account shall be permitted except in accordance with Section 1(i).

         3. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

                  (a) Give all instructions to the Trustee hereunder in writing, signed by the Company's Chief Executive Officer or President. In addition, except with respect to its duties under Section 1(i) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

                  (b) Hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee's gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the "INDEMNIFIED Claim"). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company. The Company may participate in such action with its own counsel;

                  (c) Pay the Trustee an initial acceptance fee of $1,000 and an annual fee of $3,000 (it being expressly understood that the Property shall not be used to pay such fee). The Company shall pay the Trustee the initial acceptance fee and first year's fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as may be provided in Section 3(b) (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Section); and

                  (d) In connection with any vote of the Company's stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company's stockholders regarding such Business Combination.

         4. Limitations of Liability. The Trustee shall have no responsibility or liability to:

                  (a) Take any action with respect to the Property, other than as directed in Sections 1 and 2 and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

                  (b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

                  (c) Change the investment of any Property, other than in compliance with Section 1(c);

                  (d) Refund any depreciation in principal of any Property;

                  (e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee and provided a copy to H.C. Wainwright;

                  (f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

                  (g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement unless an officer of the Trustee has actual knowledge thereof, written notice of such event is sent to the Trustee or as otherwise required under
Section 1(i); and

                  (h) Pay any taxes on behalf of the Trust Account (it being expressly understood that the Property shall not be used to pay any such taxes and that such taxes, if any, shall be paid by the Company from proceeds distributed to the Company as set forth in Section 2(a). Notwithstanding the foregoing, upon a liquidation, however, any taxes due with respect to such Property shall be paid out of the interest earned on the Property only. Trustee's sole obligation with respect to taxes shall be to issue the checks with respect thereto provided for by Section 2(a)).

         5. Certain Rights Of Trustee.

                  (a) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or opinion of counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or opinion of counsel. The Trustee may consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (b) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Agreement.

                  (c) The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement; it shall not be accountable for the Company's use of the proceeds from the Trust Account. Notwithstanding the effective date of this Agreement or anything to the contrary contained in this Agreement, the Trustee shall have no liability or responsibility for any act or event relating to this Agreement or the transactions related thereto which occurs prior to the date of this Agreement, and shall have no contractual obligations to the Beneficiaries until the date of this Agreement.

         6. Termination. This Agreement shall terminate as follows:

                  (a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee, during which time the Trustee shall continue to act in accordance with the terms of this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may, but shall not be obligated to, submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit;

                  (b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i), and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to
Section 3(b).

         7. Miscellaneous.

                  (a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit C. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary's bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

                  (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument. Facsimile signatures shall constitute original signatures for all purposes of this Agreement.

                  (c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Section 1(i) (which may not be amended under any circumstances), this Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided; however, that no such change, amendment or modification may be made without the prior written consent of H.C. Wainwright. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

                  (d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the State and County of New York for purposes of resolving any disputes hereunder. The parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive and hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

                  (e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

         if to the Trustee, to:

                  Continental Stock Transfer & Trust Company
                  17 Battery Place
                  New York, New York 10004
                  Attn: _________________

         if to the Company, to:

                  Harbor Business Acquisition Corp.
                  200 Highpoint Drive, Suite 215
                  Chalfont, PA 18914-3922
                  Attn: J. Randall Williams, Chief Executive Officer Fax No.: _______________

         in either case with a copy to:

                  H.C. Wainwright Group LLC
                  405 Lexington Avenue
                  New York, New York 10174
                  Attn: Anthony J. Sarkis
                  Fax No.: _________________

                  (f) This Agreement may not be assigned by the Trustee without the prior written consent of the Company and H.C. Wainwright.

                  (g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

                  (h) Each of the company and the Trustee hereby acknowledge that H.C. Wainwright is a third party beneficiary under this Agreement.

                  [Remainder of Page Intentionally Left Blank.]

         IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

                                   CONTINENTAL STOCK TRANSFER & TRUST
                                   COMPANY, as Trustee



                                   By:
                                   --------------------------
                                   Name:
                                   Title:



                                   HARBOR BUSINESS ACQUISITION CORP.


                                   By:
                                   ---------------------------
                                   Name:  J. Randall Williams
                                   Title: Chief Executive Officer

                                    EXHIBIT A

                             [LETTERHEAD OF COMPANY]

                                  [INSERT DATE]


Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: _________________


                  Re:  Trust Account No. _______________ Termination Letter

Gentlemen:

         Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between Harbor Business Acquisition Corp. ("COMPANY") and Continental Stock Transfer & Trust Company ("TRUSTEE"), dated as of ____________, 2006 ("TRUST AGREEMENT"), this is to advise you that the Company has entered into an agreement ("BUSINESS AGREEMENT") with __________________ ("TARGET BUSINESS") to consummate a business combination with Target Business (a "BUSINESS COMBINATION") on or about [INSERT DATE]. The Company shall notify you at least two business days in advance of the actual date of the consummation of the Business Combination ("CONSUMMATION DATE") and shall provide you with an Officers' Certificate in accordance with Sections 1(i) and 3(a) of the Trust Agreement. Capitalized words used herein and not otherwise define shall have the meaning ascribed to them in the Trust Agreement.

         In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.

         On the Consummation Date (i) counsel for the Company shall deliver to you written notification that (a) the Business Combination shall be consummated immediately after the receipt of the funds from the Trust Account, and (b) the provisions of Section 11-51-302(6) and Rule 51-3.4 of the CRS have been met, to the extent applicable; (ii) the Company shall deliver along with the oath and report of inspector of election certified by an independent inspector which may be the Trustee or as otherwise appointed by the Company (collectively, the "REPORT"); and (iii) the Company shall deliver to you written instructions with respect to the transfer of the funds and such instructions shall include instructions to release the Contingent Discount, to the extent payable to H.C. Wainwright ("INSTRUCTIONS"). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel's letter, the Report, evidence of delivery of the Stock Certificates, the Officers' Certificate and the Instructions in accordance with the terms of the Instructions. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated and the Trust Account closed.

         In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.


                                        Very truly yours,

                                        HARBOR BUSINESS ACQUISITION CORP.



                                        By:
                                        ---------------------------------
                                        Name:  J. Randall Williams
                                        Title: Chief Executive Officer



cc:  H.C. Wainwright Group LLC

                                    EXHIBIT B


                             [LETTERHEAD OF COMPANY]

                                  [INSERT DATE]

Harbor Business Acquisition Corp.
200 Highpoint Drive, Suite 215
Chalfont, PA 18914-3922
Attn: J. Randall Williams, Chief Executive Officer


                  Re:  Trust Account No. _______________ Termination Letter

Gentlemen:

         Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between Harbor Business Acquisition Corp. ("COMPANY") and Continental Stock Transfer & Trust Company ("TRUSTEE"), dated as of ____________, 2006 ("TRUST AGREEMENT"), this is to advise you that the Company has been unable to effect a Business Combination with a Target Company within the time frame specified in the Company's Certificate of Incorporation, as described in the Company's prospectus relating to its IPO.

         In accordance with the terms of the Trust Agreement, we hereby (a) certify to you that the provisions of Section 11-51-302(6) and Rule 51-3.4 of the Colorado Revised Statute have been met and (b) authorize you, to commence liquidation of the Trust Account to the stockholders of record. You will notify the Company and Lehman Brothers Inc. in writing as to when all of the funds in the Trust Account will be available for immediate transfer ("TRANSFER DATE") in accordance with the terms of the Trust Agreement and the Certificate of Incorporation of the Company. Thereafter, you shall commence distribution of such funds as promptly as practicable in accordance with the terms of the Trust Agreement and the Company's Certificate of Incorporation and you shall oversee the distribution of the funds. Upon the distribution of all the funds in the Trust Account, your obligations under the Trust Agreement shall be terminated and the Trust Account closed.



                  [Remainder of Page Intentionally Left Blank]

                                    Very truly yours,

                                    HARBOR BUSINESS ACQUISITION CORP.


                                    By:
                                    --------------------------------
                                    Name:  J. Randall Williams
                                    Title: Chief Executive Officer




cc:  H.C. Wainwright Group LLC

                                    EXHIBIT C




AUTHORIZED INDIVIDUAL(S)                             AUTHORIZED
FOR TELEPHONE CALL BACK                              TELEPHONE NUMBER(S)


COMPANY:

Harbor Business Acquisition Corp.
200 Highpoint Drive, Suite 215
Chalfont, PA 18914-3922
Attn:  J. Randall Williams


TRUSTEE:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: _________________